                                                           Company Press Release

FOR RELEASE June 21, 2002

Startec Contact:
Prabhav V. Maniyar                                                                                                            Chief
Financial Officer
(301) 610-4300

                      Startec Files Plan of Reorganization

POTOMAC, MD - June 21, 2002 - Startec Global Communications Corporation (OTC
Bulletin Board: STGCE.OB) today announced that on June 14, 2002 it filed, together with its subsidiaries Startec Global Operating Company and Startec
Global Licensing Company, a Debtors' Joint Plan of Reorganization (the "Plan")
with the U.S. Bankruptcy Court for the District of Maryland, Greenbelt Division.

The Plan as proposed provides for the settlement of all claims against the
Company and its co-debtors, and for distributions to certain classes of secured and unsecured creditors. The Plan does not, however, provide for any distributions to existing equity holders. If the Plan is approved as submitted, all shares of common stock in Startec Global Communications Corporation will be extinguished.

Upon submission to and approval by the Bankruptcy Court of the Disclosure
Statement, the Company and its co-debtors will formally solicit votes from their creditors to approve the Plan.

ABOUT STARTEC:

Startec Global Communications Corporation is a facilities-based provider of
Internet Protocol ("IP") communication services, including voice, data and
Internet access. Startec markets its services to ethnic residential communities located in major metropolitan areas, and to enterprises, international long-distance carriers and Internet service providers transacting business in the world's emerging economies. The Company, through its subsidiaries, provides services through a flexible network of owned and leased facilities, operating and termination agreements, and resale arrangements. The Company has an extensive network of IP gateways, domestic switches, and ownership in undersea fiber-optic cables.

SAFE HARBOR CAUTION:

Other than historical information contained herein, certain statements in this release are "forward-looking statements" within the meaning of the Private
Securities Litigation Reform Act of 1994. Forward-looking statements in this release such as statements regarding our expectations of annualized operating profit improvements and expectations of remaining EBITDA positive and becoming cash flow positive and statements regarding the availability of additional financing and possibly restructuring the Senior Notes involve a number of risks and uncertainties, including, but not limited to, reductions in revenue due to reduction in circuit-switched traffic; changes in market conditions; government regulation; the volatile and intensely competitive environment in the telecommunications and Internet industries, the international communications industry and the global economy; availability of transmission facilities; entry into new and developing markets; competition; customer concentration and attrition; the expansion of a global network; dependence on operating agreements with foreign partners; reliance on third parties to provide us with technology, infrastructure and content; our dependence on a few significant customers and suppliers; difficulty in restoring access to least-cost IP routes; rapid technological change, our ability to restructure our Senior Notes or other indebtedness and to meet our obligations under existing indebtedness; increasing cost of financing and difficulties in obtaining needed financing; our strategy of focusing on business customers and migrating entirely to our IP network;
dependence on key employees; our dependence on call termination agreements; the international telecommunications industry; international economic and political instability; dependence on effective billing and information systems; and our ability to integrate and manage acquired technology, companies, assets and personnel.

There can be no assurance that the Company will be able to restructure the senior notes or its other debt, or that any new financing will be available on terms the Company finds acceptable, or at all. These and other relevant risk factors are discussed in further detail in the Company's SEC filings.